UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 3, 2014, the Company announced that it anticipates a cash distribution as a result of the announcement by Classified Ventures, LLC (CV) of its agreement to sell its Apartments.com business for $585 million in cash to CoStar Group. The transaction is expected to close in the second quarter of 2014. The Company owns a 25.6% interest in CV. A distribution approximately equal to the Company’s portion of the net proceeds on the sale of Apartments.com is expected to total approximately $147 million, and approximately $90 million after-tax.

A copy of the Company’s press release regarding the matter described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated March 3, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 3, 2014	The McClatchy Company

/s/ Karole Morgan-Prager
	By:	Karole Morgan-Prager
Vice President, Corporate Development, General Counsel and Secretary

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